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                                                                    Exhibit 5(a)

                           THELEN REID & PRIEST LLP
                             40 WEST 57/TH/ STREET
                         NEW YORK, NEW YORK 10019-4097

                                  __________



                                 May 28, 1999

Texas Utilities Company
1601 Bryan Street
Dallas, Texas 75201


Ladies and Gentlemen:

     Referring to the Registration Statement on Form S-8 to be filed by Texas Utilities Company, d/b/a TXU Corp ("Company") on or about the date hereof with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933, as amended, for the registration of up to 2,250,000 shares of common stock, without par value ("Stock"), to be offered from time to time by the Company in connection with the Eastern Group Sharesave Scheme and Eastern Group Loyalty Reward Plan (collectively, the "Plans"), we are of the opinion that:

     1. The Company is a corporation validly organized and existing under the laws of the State of Texas.

     2. All requisite action necessary to make any shares of authorized but unissued Stock validly issued, fully paid and non-assessable will have been taken when any shares of authorized but unissued Stock shall have been issued and delivered in accordance with the Plans.

     We are members of the New York Bar and do not hold ourselves out as experts on the laws of the state of Texas. Accordingly, in rendering this opinion, we have relied, with your consent, as to all matters governed by the laws of Texas, upon an opinion of even date herewith addressed to you by Worsham, Forsythe & Wooldridge, L.L.P., of Dallas, Texas, General Counsel for the Company, which is being filed as an exhibit to the Registration Statement.

     We hereby consent to the use of our name in the aforementioned Registration Statement and to the use of this opinion as an exhibit thereto.

                                        Very truly yours,

                                        /s/ Thelen Reid & Priest LLP

                                        THELEN REID & PRIEST LLP